Exhibit 99.1

TopBuild Reports Third Quarter 2015 Financial Results

Ended September 30, 2015

•	Net sales increased 7.6% to $428 million; Installation segment sales up 8.7%; Distribution Segment Sales up 5.4%
•	$30.2 Million Operating Profit; $31.3 million on an adjusted basis, up 42%
•	$0.44 Diluted Earnings Per Share; $0.50 on an adjusted basis, up 56%

DAYTONA BEACH, November 3, 2015 — TopBuild Corp. (NYSE: BLD), the leading installer and distributor of insulation products to the United States construction industry based on revenue, reported financial results for the third quarter ended September 30, 2015.

Jerry Volas, Chief Executive Officer of TopBuild stated, “We continue to execute well within the ongoing improvement in both the residential and commercial building markets.  Sales increased 7.6% year-over-year, despite a tight labor market for builders, which is extending the building cycle and, as a result, the traditional lag time in our business.  Overall, consistent with our long-term expectation, adjusted EBITDA margin on incremental sales of 20% in the third quarter keeps the year-to-date incremental margin at 20%.”

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to quarter ended September 30, 2014)

•	Net sales increased 7.6% to $427.9 million.
•	Gross margin on a sequential basis was up 80 basis points. On an adjusted basis, gross margin increased 100 basis points sequentially to 22.2%.
•

Selling, general and administrative (“SG&A”) expenses as a percentage of sales were 14.9%, a 390 basis point improvement.  On an adjusted basis, SG&A expenses as a percentage of sales improved 180 basis points.

•	Operating profit was $30.2 million compared to $13.8 million. On an adjusted basis, operating profit was $31.3 million compared to $22.1 million, a 41.6% improvement.
•	Operating margins improved 360 basis points to 7.1%. On an adjusted basis, operating margins were 7.3%, up 170 basis points.
•

Net income from continuing operations was $16.6 million, or $0.44 per diluted share, compared to $6.5 million or $0.17 per diluted share.  On an adjusted basis, net income from continuing operations was $19.0 million, or $0.50 per diluted share compared to $12.1 million or $0.32 per diluted share.

•	At quarter end, the Company had cash and cash equivalents of $108 million and availability under its revolving credit facility of $68 million for total liquidity of $176 million.

Operating Segment Highlights

(all comparisons are to quarter ended September 30, 2014)

•	Installation (TruTeamSM)
o	Net sales increased 8.7% driven by growth in both residential and commercial lines of business as well as improved selling prices.
o	Operating margin was 7.4%. On an adjusted basis, TruTeam’s operating margin was 7.8%, a 280 basis point improvement.
o	Recognized as a Top Service Provider at the recent KB Home Strategic Supplier Conference.
•	Distribution (Service Partners®)
o	Net sales rose 5.4%, driven by higher sales to external customers and the Installation segment.
o	Operating margin was 9.9%, a 60 basis point improvement.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading installer and distributor of insulation products to the United States construction industry.  We provide insulation services nationwide through TruTeamSM, which has over 190 branches in 43 states.  Our Service Partners® business distributes insulation from over 70 branches in 35 states.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild visit our website at www.topbuild.com.

Conference Call Details

A conference call to discuss third quarter financial results is scheduled for today, November 3, 2015, at 8:00 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 1-844-862-9357 and from outside the U.S. at 1-765-507-2656. Please use the conference identification number 64958612. The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

A replay of the call will be available on TopBuild’s website or by phone by dialing 1-855-859-2056 and from outside the U.S. at 1-404-537-3406. Please use the conference identification number 64958612. The telephone replay will be available approximately two hours after the end of the call through November 17.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements.  Our future performance may be affected by our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; our ability to maintain our competitive position; and our ability to realize the expected benefits of the Separation.  We discuss many of the risks we face under the caption entitled “Risk Factors” in our Registration Statement on Form 10 filed with the SEC.  Our forward-looking statements in this press release speak only as of the date of this press release.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

The “adjusted” financial measures and ratios presented above are not calculated in accordance with generally accepted accounting principles.  The Company believes that these non-GAAP financial measures and ratios, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in a table incorporated in this news release. Non-GAAP financial measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under generally accepted accounting principles in the United States.  Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on TopBuild’s website under “Investors” at www.topbuild.com.

Investor Relations and Media Contact

Idalia Rodriguez

IR@topbuild.com
386-304-2088

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Nine Months Ended September 30, 2015 and 2014

(in thousands, except per common share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$427,890	$397,650	$1,190,110	$1,114,020
Cost of sales	333,890	309,270	936,600	875,120
Gross profit	94,000	88,380	253,510	238,900

Selling, general and administrative expenses	63,810	74,600	212,970	222,770
Operating profit	30,190	13,780	40,540	16,130

Other expense, net:	(1,560)	(3,090)	(7,880)	(9,280)
Income from continuing operations before income taxes	28,630	10,690	32,660	6,850

Income tax expense from continuing operations	(12,000)	(4,220)	(13,200)	(2,290)
Income from continuing operations	16,630	6,470	19,460	4,560

Loss from discontinued operations, net	—	(90)	(230)	(930)
Net income	$16,630	$6,380	$19,230	$3,630

Income (loss) per common share:
Basic:
Income from continuing operations	$0.44	$0.17	$0.52	$0.12
Loss from discontinued operations, net	—	—	(0.01)	(0.02)
Net income	$0.44	$0.17	$0.51	$0.10

Diluted:
Income from continuing operations	$0.44	$0.17	$0.52	$0.12
Loss from discontinued operations, net	—	—	(0.01)	(0.02)
Net income	$0.44	$0.17	$0.51	$0.10

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$108,340	$2,970
Receivables, net	247,250	220,180
Inventories, net	103,400	106,970
Deferred income taxes, net	6,350	910
Prepaid expenses and other current assets	7,120	4,210
Total current assets	472,460	335,240

Property and equipment, net	92,390	93,160
Goodwill	1,044,040	1,044,040
Other intangible assets, net	2,250	2,960
Other assets	2,170	1,030
Total assets	$1,613,310	$1,476,430

LIABILITIES
Current liabilities:
Accounts payable	$238,870	$228,720
Current portion of long-term debt	12,500	—
Accrued liabilities	88,830	72,750
Total current liabilities	340,200	301,470

Long-term debt	185,000	—
Deferred income taxes, net	194,480	182,280
Other liabilities	41,650	40,390
Total liabilities	761,330	524,140

EQUITY	851,980	952,290
Total liabilities and equity	$1,613,310	$1,476,430

	As of
	September 30,	September 30,
	2015	2014
Other Financial Data
Working Capital Days
Receivable days	46	44
Inventory days	30	30
Accounts payable days	86	82
Working capital	$111,780	$119,830
Working capital as a % of sales (LTM)	7.0%	8.1%

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Nine months ended
	September 30,
	2015	2014

Net Cash From (For) Operating Activities:
Net income	$19,230	$3,630
Adjustments to reconcile net income to net cash from (for) operating activities:
Depreciation and amortization	9,160	19,590
Share-based compensation	3,150	2,920
Loss on sale of property and equipment	2,260	—
Deferred income taxes, net	5,410	880
Changes in assets and liabilities:
Receivables, net	(27,070)	(20,540)
Inventories, net	3,570	3,890
Prepaids and other current assets	(2,910)	470
Accounts payable and accrued liabilities	29,140	28,740
Other, net	1,210	100
Net cash from operating activities	43,150	39,680

Cash Flows From (For) Investing Activities:
Capital expenditures	(10,590)	(8,810)
Other, net	1,270	1,210
Net cash for investing activities	(9,320)	(7,600)

Cash Flows From (For) Financing Activities:
Net transfer from (to) Former Parent	75,930	(32,060)
Cash distribution paid to Former Parent	(200,000)	—
Proceeds from issuance of long-term debt	200,000	—
Repayment of long-term debt	(2,500)	—
Payment of debt issuance costs	(1,720)	—
Other, net	(170)	—
Net cash from (for) financing activities	71,540	(32,060)

Cash and Cash Equivalents
Increase for the period	105,370	20
At December 31	2,970	3,020
At September 30	$108,340	$3,040

TopBuild Corp.

Segment Data (Unaudited)

For the Three and Nine Months Ended September 30, 2015 and 2014

(dollars in thousands)

	Three months ended			Nine months ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Installation
Net sales	$279,810	$257,310	9%	$778,470	$711,710	9%

Operating profit, as reported	$20,670	$11,890		$26,710	$11,990
Operating margin, as reported	7.4%	4.6%		3.4%	1.7%

Rationalization/spin-off charges	30	1,000		3,860	1,000
Legal and insurance adjustments, net	1,030	—		2,400	—
Fixed asset disposal (truck mounted devices)	—	—		1,690	—
Operating profit, as adjusted	$21,730	$12,890		$34,660	$12,990
Operating margin, as adjusted	7.8%	5.0%		4.5%	1.8%

Distribution
Net sales	$170,880	$162,120	5%	$476,330	$460,340	3%

Operating profit, as reported	$16,910	$15,010		$40,180	$36,730
Operating margin, as reported	9.9%	9.3%		8.4%	8.0%

Rationalization charges	—	—		510	—
Operating profit, as adjusted	$16,910	$15,010		$40,690	$36,730
Operating margin, as adjusted	9.9%	9.3%		8.5%	8.0%

Total
Net sales before eliminations	$450,690	$419,430		$1,254,800	$1,172,050
Intercompany eliminations	(22,800)	(21,780)		(64,690)	(58,030)
Net sales after eliminations	$427,890	$397,650	8%	$1,190,110	$1,114,020	7%

Operating profit, as reported - segment	$37,580	$26,900		$66,890	$48,720
General corporate expense, net	(4,400)	(6,260)		(18,010)	(17,040)
Intercompany eliminations and other adjustments	(2,990)	(6,860)		(8,340)	(15,550)
Operating profit, as reported	$30,190	$13,780		$40,540	$16,130
Operating margin, as reported	7.1%	3.5%		3.4%	1.4%

Rationalization/spinoff charges - segment	30	1,000		4,370	1,000
Legal and insurance adjustments, net	1,030	—		2,400	—
Fixed asset disposal (truck mounted devices)	—	—		1,690	—
General corporate expense, net	—	6,260		13,630	17,030
Direct corporate expense	—	6,530		5,600	14,530
Expected standalone corporate expenses	—	(5,500)		(11,000)	(16,500)
Operating profit, as adjusted	$31,250	$22,070		$57,230	$32,190
Operating margin, as adjusted	7.3%	5.6%		4.8%	2.9%

Share-based compensation	1,490	940		3,150	2,920
Depreciation and amortization - segment	2,920	6,530		9,160	19,590
EBITDA, as adjusted	$35,660	29,540		69,540	54,700

Sales change period over period	30,240			76,090
EBITDA, as adjusted change period over period	6,120			14,840
EBITDA, as adjusted as percentage of Sales change	20%			20%

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

For the Three and Nine Months Ended September 30, 2015 and 2014

(in thousands, except common share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Gross Profit and Operating Profit Reconciliations

Net sales	$427,890	$397,650	$1,190,110	$1,114,020

Gross profit, as reported	$94,000	$88,380	$253,510	$238,900

Insurance adjustment	1,000	-	1,000	-

Gross profit, as adjusted	$95,000	$88,380	$254,510	$238,900

Gross margin, as reported	22.0%	22.2%	21.3%	21.4%
Gross margin, as adjusted	22.2%	22.2%	21.4%	21.4%

Operating profit, as reported	$30,190	$13,780	$40,540	$16,130

Rationalization/spin-off charges	30	1,000	4,370	1,000
Legal and insurance adjustments, net	1,030	—	2,400	—
Fixed asset disposal (truck mounted device)	—	—	1,690	—
General corporate expense, net	—	6,260	13,630	17,030
Direct corporate expense	—	6,530	5,600	14,530
Expected standalone corporate expense	—	(5,500)	(11,000)	(16,500)
Operating profit, as adjusted	$31,250	$22,070	$57,230	$32,190

Operating margin, as reported	7.1%	3.5%	3.4%	1.4%
Operating margin, as adjusted	7.3%	5.6%	4.8%	2.9%

Earnings Per Common Share Reconciliation

Income from continuing operations
before income taxes, as reported	$28,630	$10,690	$32,660	$6,850

Rationalization/spin-off charges	30	1,000	4,370	1,000
Legal and insurance adjustments, net	1,030	—	2,400	—
Fixed asset disposal (truck mounted device)	—	—	1,690	—
General corporate expense, net	—	6,260	13,630	17,030
Direct corporate expense	—	6,530	5,600	14,530
Expected standalone corporate expense	—	(5,500)	(11,000)	(16,500)
Income from continuing operations
before income taxes, as adjusted	29,690	18,980	49,350	22,910

Tax at 36% rate	(10,688)	(6,833)	(17,766)	(8,248)
Income from continuing operations, as adjusted	$19,002	$12,147	$31,584	$14,662

Income per common share, as adjusted	$0.50	$0.32	$0.84	$0.39

Average diluted common shares outstanding	37,907,784	37,667,947	37,748,756	37,667,947